Exhibit (a)(3)

TRUST INSTRUMENT

NEUBERGER BERMAN ALTERNATIVE FUNDS

SCHEDULE A

INSTITUTIONAL CLASS

Neuberger Berman Absolute Return Multi-Manager Fund

Neuberger Berman Long Short Fund

Neuberger Berman U.S. Equity Index PutWrite Strategy Fund

CLASS A

Neuberger Berman Absolute Return Multi-Manager Fund

Neuberger Berman Long Short Fund

Neuberger Berman U.S. Equity Index PutWrite Strategy Fund

CLASS C

Neuberger Berman Absolute Return Multi-Manager Fund

Neuberger Berman Long Short Fund

Neuberger Berman U.S. Equity Index PutWrite Strategy Fund

CLASS R3

Neuberger Berman Absolute Return Multi-Manager Fund

Neuberger Berman Long Short Fund

CLASS R6

Neuberger Berman Absolute Return Multi-Manager Fund

Neuberger Berman Long Short Fund

Neuberger Berman U.S. Equity Index PutWrite Strategy Fund

CLASS E

Neuberger Berman Absolute Return Multi-Manager Fund

Dated: February 11, 2023